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                           SCHEDULE B DATED APRIL 30, 1996
                                        TO THE
                            INVESTMENT ADVISORY AGREEMENT
                                DATED JANUARY 27, 1995
                                       BETWEEN
                                 BISHOP STREET FUNDS
                                         AND
                                 FIRST HAWAIIAN BANK

Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

    Bishop Street Treasury Money Market Fund               .30%